CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



           We consent to the incorporation by reference in this Registration Statement on Form S-8 of Fidelity Bancorp, Inc. of our report dated November 19, 2004, with respect to the consolidated financial statements of Fidelity Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.





                                             /s/Beard Miller Company LLP



Pittsburgh, Pennsylvania
March 4, 2005